UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2025.

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Loop South, Suite 1820 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 878-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2025, Panamera Holdings Corporation (“PHCI: or the ”Company”) and AusTex Aggregates, LLC agreed to discontinue the Purchase Agreement for Membership Interests (the “Purchase Agreement”) from October 1, 2024. That agreement called for the exchange of 2,750,000 shares of restricted common stock from the treasury of PHCI for 100% of the Membership Interests of Mr. Chet Fazand in AusTex Aggregates LLC (“AA”). The agreement was subject to confirmatory due diligence and audit of AusTex for two fiscal years 2022 and 2023. In considering our accounting methodology and the timing of the audit of two years’ records, PHCI and AA have mutually agreed to terminate this transaction and believe this decision is in the best interest of both parties moving forward.

Furthermore, PHCI respectfully requests to be held harmless and indemnified from an past, present , or future liabilities associated with AA. In return, PHCI will hold AA harmless and indemnity from all past, present, and future liabilities associated with its activities. Both parties agree to refrain from making any disparaging remarks regarding the other. We believe maintaining a positive relationship is essential for both companies as we proceed in our respective directions.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: January 22, 2025

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